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                                                                    Exhibit 10.6

                                                                  CONFORMED COPY


                           TRADEMARK LICENSE AGREEMENT

                  THIS LICENSE AGREEMENT (the "AGREEMENT") is made and executed as of July 15, 1999, by and between MTV Networks, a division of Viacom International Inc., a Delaware corporation with offices at 1515 Broadway, New York, New York 10036 (referred to herein as "LICENSOR"), and MTVN Online Partner I LLC, a Delaware limited liability company with offices at 1515 Broadway, New York, New York 10036 (referred to herein as "LICENSEE").

                                    RECITALS

                  WHEREAS, the parties desire that Licensor grant to Licensee a license to use the Licensed Marks (as defined below) upon the terms and conditions set forth herein;

                  WHEREAS, simultaneously herewith Licensor and Licensee are entering into a Programming License Agreement pursuant to which, among other things, Licensor is granting a license to Licensee to use certain programming and associated intellectual property rights in the operation of the Business;

                  WHEREAS, the parties agree in principle that the Licensed Services (as defined below) shall be the primary vehicle for showcasing the Licensed Marks and Licensor does not intend to license the Licensed Marks to a competitive music-themed online service in a manner which would be injurious to the Licensed Services; and

                  WHEREAS, immediately after the execution of this Agreement Licensee shall assign to the Partnership (as defined below) all of Licensee's rights and obligations under this Agreement and under the Programming License Agreement;

                              TERMS AND CONDITIONS

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, Licensor and Licensee hereby agree as follows:

                    SECTION 1. DEFINITIONS AND INTERPRETATION

                  (A) Definitions. For purposes of this Agreement, the following definitions shall apply:

                  "ADDITIONAL LICENSED MARKS" shall mean the Marks set forth on EXHIBIT A-3 hereto.

                  "AFFILIATE" shall have the meaning set forth in the Organization Agreement.

                  "AGENTS" shall have the meaning set forth in Section 9(K) hereof.
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                  "BUSINESS" shall have the meaning set forth in the Partnership
Agreement as of the date of this Agreement.

                  "BUSINESS DAY" shall have the meaning set forth in the Partnership Agreement.

                  "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 9(K) hereof.

                  "CONTROL" shall have the meaning set forth in the Organization Agreement.

                  "CONTROLLED AFFILIATE" shall have the meaning set forth in the Organization Agreement.

                  "FORCE MAJEURE PERIOD" shall have the meaning set forth in
Section 9(Q).

                  "GOVERNMENTAL ENTITY" shall have the meaning set forth in the Organization Agreement.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 5(E).

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 5(E).

                  "LICENSED HOUSE MARKS" shall mean the Marks set forth on EXHIBIT A-2 hereto.

                  "LICENSED MARKS" shall mean the Licensed QWERT Mark, the Licensed House Marks, and the Additional Licensed Marks.

                  "LICENSED QWERT MARK" shall mean the Mark QWERT as set forth on EXHIBIT A-1 hereto.

                  "LICENSED SERVICES" shall mean the interactive services of distributing text, audio and/or video music and music-related and music-themed services online, and the advertising and promotion of said online distribution services, all as operated by the Partnership exclusively in the operation of the Business, but shall not include the manufacture or sale of goods.

                  "LICENSEE" shall have the meaning set forth in the first paragraph hereof.

                  "LICENSOR" shall have the meaning set forth in the first paragraph hereof.

                  "MANAGEMENT COMMITTEE" shall have the meaning as set forth in the Partnership Agreement.

                  "MARKS" shall mean trademarks, service marks, trade dress and the good will associated therewith.

                  "MTV PROGRAMMING" shall have the meaning set forth in the Programming License Agreement.

                  "NEWCO STOCKHOLDERS AGREEMENT" shall have the meaning set
forth in the Parent Agreement.
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                  "ORGANIZATION AGREEMENT" shall mean the Organization Agreement of even date herewith among Liberty Media Corporation ("Liberty"), TCI Music, Inc. ("TCI Music"), Licensor, Licensee, Imagine Radio, Inc. ("Imagine"), MTVN Online Inc., SonicNet, Inc. ("SonicNet"), The Box Worldwide, Inc. ("Box"), VJN LPTV Corp., and the Partnership.

                  "PARENT AGREEMENT" shall have the meaning set forth in the Organization Agreement.

                  "PARTNERSHIP" shall mean MTVN Online L.P.

                  "PARTNERSHIP AGREEMENT" shall mean the Agreement of Limited Partnership of even date herewith among Licensee, Imagine, SonicNet, and Box.

                  "PERSON" shall have the meaning set forth in the Organization Agreement.

                  "PROGRAMMING LICENSE AGREEMENT" shall mean the Programming License Agreement of even date herewith between Licensor and Licensee.

                  "REORGANIZATION" shall have the meaning set forth in the Parent Agreement and Guaranty of even date herewith among TCI Music, MTVN, Liberty, Box, SonicNet and the Partnership.

                  "REPRESENTATIVE" shall have the meaning as set forth in the Partnership Agreement.

                  "TERM" The Term of this Agreement shall commence on the date hereof and, unless earlier terminated pursuant to Section 7 hereof, terminate on the fiftieth anniversary of the date hereof;

                  "TERRITORY" shall mean the entire world subject to modification from time to time in accordance with the provisions of Section 2(B) hereof.

                  "TUNE STOCKHOLDER GROUP" shall have the meaning as set forth in the Partnership Agreement.

                  "WEBSITE" shall mean a set of one or more web pages related by links specified by its provider, including at least one web page stored at a network address controlled by, or assigned by a host to, its provider, which is provided over the internet.

                  (B) Scope of Terms. The use of the words defined herein shall include the plural or singular forms of such terms, and the male, female, or neutral gender thereof, as appropriate.

                  (C) Reference Terms. The use of the words "herein", "thereof", "hereinafter", "hereinabove", and other words of similar import shall be deemed to refer to this Agreement as a whole, and not to a specific section, subsection, or paragraph thereof; the word "including" and words of similar import when used in this Agreement shall mean "including without limitation" unless otherwise specified.
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                          SECTION 2. GRANT; LICENSE FEE

                  (A) Grant. Licensor hereby grants to Licensee, on a quitclaim basis, and Licensee accepts, for the Term and within the Territory, subject to the terms and conditions herein:

                           (i) the exclusive license to use and, subject to Licensor's approval which approval shall be exercised in good faith and shall not be unreasonably withheld, to sublicense the use of, the Licensed QWERT Mark in connection with the Business, including as a name of a Website; and

                           (ii) the exclusive license to use the Additional Licensed Marks in connection with the Licensed Services, including as names of Website and including advertising the Licensed Services in any media, and the exclusive license to use the Additional Licensed Marks for goods sold or distributed in connection with the Business, each exercise of such exclusive license to be subject to MTVN's prior approval in its sole discretion, provided that nothing herein shall restrict Licensor's ability to use, or to license or otherwise authorize the use of, the Additional Licensed Marks in any manner with respect to the excluded businesses listed on the attached Exhibit B; and

                           (iii) the non-exclusive license to use the Licensed House Marks in connection with the Licensed Services. Notwithstanding the foregoing, Licensee is specifically prohibited from using the Licensed House Marks in any media other than the Licensed Services, provided that Licensee may use the Licensed House Marks in advertising and promotion of the availability on the Licensed Services of Licensor's programming services.

Notwithstanding the foregoing, Licensee is prohibited from developing or manufacturing merchandise of any nature bearing the Licensed House Marks or otherwise applying the Licensed House Marks to any goods or products. Nothing herein shall restrict Licensor's ability to use the Licensed House Marks, or to license to third parties the ability to use the Licensed House Marks, in any manner and in any media whatsoever, including but not limited to use on the internet, provided that, except in connection with the excluded businesses listed on Exhibit B, (a) during the first three (3) years of the Term, Licensor shall not use or license the use of the Licensed House Marks in connection with any service which if operated by the Partnership would be a Licensed Service, except for advertising, sponsorship and promotion consistent with past practice, and (b) thereafter, during the remainder of the Term, Licensor shall not have the right to use or to license the use of the Licensed House Marks as a domain name of or to brand or co-brand a service which if operated by the Partnership would be a Licensed Service. Licensee shall have no right to grant any sublicense or further license of the Additional Licensed Marks or Licensed House Marks to any party, provided, however, that Licensee shall have the right to exercise the licenses granted hereunder through its wholly-owned subsidiaries.

                  (B) Limitations. Licensor may from time to time notify Licensee of any country or jurisdiction in which the Licensed Marks, or any of them, are not to be used in connection with the Business and/or the Licensed Services because Licensor has reasonably determined that such use may infringe upon the rights of any Person or is otherwise determined by Licensor in the exercise of its reasonable judgment to be contrary to any law, in violation of a court order or materially
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detrimental to the distinctiveness of, or likely to cause substantial dilution to, the Licensed Marks. Upon receipt of such notice, Licensor will terminate its use of the said Licensed Mark or Licensed Marks in connection with the Business and/or the Licensed Services in such country or jurisdiction. Without limiting the foregoing, pursuant to Licensor's agreements related to the Tricast/Asia joint venture referenced in Exhibit B hereto, and for as long as such agreements are binding on Licensor, Licensee shall have no right to own or operate any Licensed Service which is targeted to 15 - 24 year old audiences in Asia (as defined in accordance with the definition of the Asia "Territory" set forth in paragraph 1 of Schedule 1 to the Parent Agreement) and branded with any of the following trademarks or service marks: MTV, MTV: MUSIC TELEVISION, MTV: MUSIC TELEVISION & Design, MTV ONLINE, MTV ONLINE & Design, or MTV.COM.

                  (C) Reserved Rights. Licensor reserves all rights that are not specifically granted to Licensee herein, in all media (now known or hereafter developed), in, with respect to, or related to the Licensed Marks. Licensee shall not use any Licensed Mark as a part of its corporate or trade name without the express prior written approval of Licensor.

                  (D) Contribution to Capital. The license under this Agreement shall be a royalty-free contribution to capital from Licensor to Licensee.

                      SECTION 3. USE OF THE LICENSED MARKS

                  (A) Manner of Use of Licensed Marks. Licensee shall use the Licensed Marks only in the form and manner prescribed from time to time by Licensor, and shall not use any other trademark, service mark, symbol, design, trade name or like indicia in combination with any Licensed Mark without the express prior written consent of Licensor. No Website operated by Licensee under the Licensed Marks shall contain a link to any other Website or be operated as a co-branded Website without the express prior written consent of Licensor. Before authorizing any link to a Website operated by Licensee under the Licensed Marks from any other Website, Licensee shall notify Licensor of the proposed link, and Licensee shall not authorize such link if Licensor promptly notifies Licensee that in Licensor's opinion, exercised in good faith, there is a reasonable basis to believe that the proposed link would be detrimental to Licensor. Licensee acknowledges that it is familiar with the high standards, quality, style and image of programming produced by Licensor and its Controlled Affiliates and agrees to use the Licensed Marks in a manner that is consistent with such high standards, quality, style and image. Licensee shall use the Licensed Marks only pursuant to the license granted hereby, only in a manner which will ensure no loss by Licensor of any rights in any of the Licensed Marks, and only in compliance with such rules, standards, instructions and other requirements as Licensor may from time to time prescribe. Licensee's right to use the Licensed Marks is limited to such uses as are expressly authorized hereunder, and any unauthorized use thereof shall constitute an infringement of Licensor's rights and a material breach of this Agreement. Licensee acknowledges and agrees that Licensor's approval of or consent to any specific use of any Licensed Mark does not constitute approval of or consent to any other use.

                  (B) Trademark Notices. Each use by Licensee of any Licensed Mark shall be accompanied by a registration symbol or other trademark symbol as directed by Licensor. The Website shall contain a statement indicating that Licensor is the owner of the said Licensed Mark and that Licensee is using said Licensed Mark solely as an independent licensee.
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                  (C) Approvals. Before each use of a Licensed Mark, Licensee will submit to Licensor for Licensor's prompt approval one sample of the textual or graphic element or other item showing the use of the Licensed Mark, and Licensee shall not make any use without the express prior written consent of Licensor. If Licensor disapproves of any sample, such item shall not be used by Licensee in any manner. Without limiting any other provision of this Agreement, day-to-day changes in the content presented with the Licensed Marks shall not be considered "uses" for purposes of this Section 3(C). Licensor has the continuing right to reexamine any item using any Licensed Mark or any other use by Licensee of any Licensed Mark, and Licensor may require Licensee to cease using any such item or otherwise discontinue or modify such use of any Licensed Mark if reasonably necessary to conform Licensee's use of the Licensed Mark so as to be consistent with the current commercial impression for the Licensed Mark then being maintained by Licensor. In addition, Licensor shall have the right of final approval with respect to the representation of the Licensed Marks as used by Licensee, including but not limited to the manner in which the Licensed Marks are used in association with, and to identify, the Licensed Services and the Business.

                  (D) Discontinuance of Specific Uses. Licensee shall not do or suffer to be done any act or thing which would adversely affect the Licensed Marks or reduce their value or detract from their reputation. Licensor shall have the right to request that Licensee immediately cease a particular use of the Licensed Marks or a particular component or feature of the Licensed Services if in Licensor's reasonable opinion such use, component or feature would denigrate or otherwise adversely affect the Licensed Marks or Licensor's intellectual property rights or the goodwill therein.

                  (E) Inspections. Licensor's representatives shall have the right to inspect all facilities utilized by Licensee in connection with Licensee's use of the Licensed Marks and in connection with the Licensed Services at any time during normal business hours, on reasonable prior notice.

                  (F) Copyright and Trademark Ownership. Licensee acknowledges that Licensor is the owner of all concepts, trademarks and copyrights in copyrightable subject matter comprised in the Licensed Marks, and Licensee undertakes to execute any instruments, acknowledgments, assignments or similar documents Licensor deems reasonably necessary or advisable to confirm or effectuate Licensor's ownership thereof.

                  (G) Compliance with Laws. Licensee shall comply with all applicable laws and regulations and obtain all necessary or appropriate government approvals and permits pertaining to the use of the Licensed Marks and the offering and provision of the Licensed Services.

                  (H) Competing Marks. Licensee agrees that during the Term it shall not promote or distribute any products or services, or enter into any contractual relationship with a third party to do same, under any trademark, service mark, symbol, design, trade name or like indicia which in Licensor's reasonable opinion is confusingly similar to the Licensed Marks or competitive with the businesses associated with the Licensed House Marks and/or Additional Licensed Marks.
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                   SECTION 4. PROTECTION OF THE LICENSED MARKS

                  (A) Licensed Marks Exclusive Property of Licensor. Subject only to the license rights granted to Licensee in this Agreement, Licensee recognizes and acknowledges Licensor's exclusive ownership and title to the Licensed Marks and the good will associated therewith. For all purposes of the relationship between Licensor and Licensee created hereunder, Licensor shall be deemed to be the sole and exclusive owner of all right, title and interest in and to the Licensed Marks in all forms and embodiments thereof, subject only to the specific rights granted to Licensee hereunder. Licensee agrees that its use of the Licensed Marks, and all associated goodwill generated thereby, inures to the sole benefit of Licensor in accordance with its rights in those Licensed Marks. Licensee specifically acknowledges that the rights granted to it pursuant to this Agreement shall not prevent or prohibit Licensor or any licensee of Licensor from commercializing or otherwise utilizing (and retaining all profits from) the Licensed Marks in any endeavor, except for the restrictions expressly set forth herein.

                  (B) Licensee Has No Right of Ownership in Licensed Marks. Nothing contained in this Agreement shall be construed to confer upon Licensee or to vest in Licensee any right of ownership to the Licensed Marks, and Licensee shall not, directly or indirectly, register or cause to be registered, in any country or with any Governmental Entity any trademark, trade name, service mark or other intellectual property right consisting of or substantially similar to any of the Licensed Marks.

                  (C) Licensee Will Not Challenge Licensor's Ownership of Marks. During the Term and thereafter, Licensee will not, and will not assist any Person to: (i) challenge the validity or Licensor's ownership of, or right to license, the Licensed Marks or any registration or application for registration therefor; (ii) contest the fact that Licensee's rights under this Agreement are solely those of a Licensee and terminate upon termination or expiration of this Agreement; and (iii) represent in any manner that it has any title or right to the ownership, registration or use of the Licensed Marks in any manner except as set forth in this Agreement.

                  (D) Additional Registrations. With respect to any country or jurisdiction in the Territory in which Licensor does not have registration(s) of a Licensed Mark or Licensed Marks, Licensee may request that Licensor file application(s) for same. Upon any such request by Licensee from time to time during the Term, Licensor will, provided that Licensor agrees in its sole opinion and exclusive discretion that filing such application(s) and obtaining such registration(s) is necessary and advisable, take reasonable steps to file such requested application(s) and obtain such registration(s). All costs and expenses of filing such requested applications and in obtaining and thereafter maintaining registrations (including, without limitation, the execution of all necessary registered user or similar agreements) with applicable Governmental Entities, except as such costs and expenses relate solely to registration or maintenance of Licensed House Marks, shall be borne solely by Licensee.

                  (E) Infringements. Licensee shall use its reasonable best efforts to monitor any infringement of the rights granted hereunder and to monitor any other unauthorized uses or misuses ("infringements") in the Territory of any of the Licensed Marks, and shall promptly notify Licensor of any such infringements it discovers. Licensee agrees to use its reasonable best efforts and cooperate with Licensor, upon Licensor's request, in terminating infringements of the Licensed
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Marks and undertakes to furnish any documentary evidence or evidentiary materials which Licensor may reasonably require for the purpose of terminating such infringements. In addition, Licensee undertakes to use its reasonable best efforts to assist and cooperate with Licensor in the prosecution of any lawsuits, legal actions or other proceedings which, in the opinion of Licensor, are necessary or advisable to protect the Licensed Marks, including, at Licensor's request, participating in such proceedings as a party. All costs and expenses of proceedings to terminate infringements, other than with respect to infringements relating solely to Licensed House Marks, which in Licensor's reasonable opinion have or could have an adverse effect on the Business or the Licensed Services shall be borne by Licensee. The right to protect the Licensed Marks, as well as the right to determine in all respects the manner of protection, shall at all times rest exclusively with Licensor.

             SECTION 5. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

                  (A) Licensor's Representations and Warranties. Licensor represents and warrants that:

                           (1) Licensor is the owner in the United States of (i)
the Licensed House Marks and the Additional Licensed Marks and (ii) registrations and/or applications for registration of the Licensed House Marks and certain of the Additional Licensed Marks filed in the United States Patent and Trademark Office.

                           (2) To the best of Licensor's knowledge the Licensed
House Marks and the Additional Licensed Marks are not subject to any security interests recorded in the United States Patent and Trademark Office.

                  (B) Licensee's Representations and Warranties. Licensee represents and warrants that:

                           (1) Licensee is a limited liability company duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease and operate its assets and its businesses as currently being conducted.

                           (2) Licensee has the requisite limited liability company power and authority to enter into and perform this Agreement; the execution, delivery and performance by Licensee of this Agreement have been duly authorized by all required limited liability company action on its part and, if required, by its sole member, and this Agreement has been duly executed and delivered by it.

                           (3) This Agreement is a legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

                           (4) Licensee shall not make any direct or indirect use of the Licensed Marks other than as permitted in this Agreement.

                  (C) Indemnification by Licensee. Licensee hereby indemnifies and holds Licensor and its Affiliates and the officers, directors, shareholders, employees and agents of any of the foregoing harmless against any liability, losses, damages, penalties, claims, actions, suits,
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judgments or settlements of any nature or kind (including reasonable costs of investigation, reasonable attorneys', accountants' and expert witnesses' fees, and reasonable expenses payable to third parties), incurred by any such Person by reason of Licensee's use of the Licensed Marks in violation of this Agreement, the untruth of or any breach of Licensee's representations and warranties contained herein, or any failure by Licensee to perform any agreement or covenant contained in this Agreement.

                  (D) Indemnification by Licensor. Licensor hereby indemnifies Licensee and its Affiliates and the officers, directors, shareholders, employees and agents of any of the foregoing and holds them harmless against any liability, losses, damages, penalties, claims, actions, suits, judgments or settlements of any nature or kind (including reasonable costs of investigation, reasonable attorneys', accountants' and expert witnesses' fees, and reasonable expenses payable to third parties) incurred by such Person by reason of the untruth of or any breach of Licensor's representations and warranties contained herein, or any failure by Licensor to perform any agreement or covenant contained in this Agreement.

                  (E) Notice of Claim.

                           (i) For purposes of this Section 5(E), any Person
entitled to indemnification under Sections 5(C) or 5(D) shall be known as an "Indemnified Party" and any Person or entity liable to indemnify an Indemnified Party shall be known as an "Indemnifying Party". The Indemnified Party shall notify the Indemnifying Party as soon as practicable after the Indemnified Party receives notice of or otherwise has actual knowledge of such claim, and shall provide to the Indemnifying Party as soon thereafter as practicable all information and documentation necessary to support and verify the claim being asserted, and the Indemnifying Party shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

                           (ii) Promptly after receipt by an Indemnified Party
of notice of the commencement by any Person of any action, suit or proceeding which might result in the Indemnifying Party becoming obligated to indemnify or make any other payment to the Indemnified Party under this Section 5(E), the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party pursuant to this Section 5, notify the Indemnifying Party promptly in writing of the commencement thereof. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have the right, within thirty days after being so notified, to assume the defense (at its expense) of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party. In any such action, suit or proceeding the defense of which the Indemnifying Party shall have so assumed, the Indemnified Party shall have the right to participate therein and retain its own counsel at its own expense; provided, however, that such Indemnified Party's counsel shall be retained at the Indemnifying Party's expense if (A) the Indemnified Party and the Indemnifying Party so agree or (B) the named parties to any such action, suit or proceeding (including the impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both the Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall promptly defend any claim subject to indemnification hereunder, but
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no Indemnifying Party shall settle any claim without the prior approval of the
Indemnified Party, which approval shall not be unreasonably withheld. To the extent that the settlement of such an action or proceeding, the defense of which has been assumed by the Indemnifying Party, involves payment of money, the Indemnifying Party shall have the right, in consultation with the Indemnified Party, to settle those aspects dealing only with the payment of money. Notwithstanding the foregoing, in connection with any such defense or settlement (which defense has been assumed by the Indemnifying Party in accordance with this clause (iii)), the Indemnifying Party shall not enter into a consent decree or consent to judgment involving injunctive or other non-monetary relief or consent to an injunction without the Indemnified Party's written consent, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate, and shall use its reasonable best efforts to cause its employees and the employees of any of its respective Controlled Affiliates to cooperate with the Indemnifying Party in the defense of any action, suit or proceeding assumed by the Indemnifying Party. Notwithstanding any and all of the foregoing, to the extent that any claim arises out of or is related to the Licensed Marks or any use of the Licensed Marks, Licensor shall have the sole right to select counsel for the defense of such claim and to control the defense, settlement or compromise of such claim.

                           (iii) Each Indemnifying Party's obligation under this
Section 5(E) shall (A) not affect the other party's right to seek any remedy upon a default by the Indemnifying Party under this Agreement and (B) survive the termination for any reason of this Agreement.

                          SECTION 6. REQUIRED INSURANCE

                  (A) Liability Insurance. At all times during the term of this Agreement, Licensee shall provide and maintain at Licensee's sole cost and expense, general public liability insurance protecting Licensee and Licensor against claims brought in connection with the Business in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence, combined single limit, and designating Licensor as an additional insured.

                  (B) Certificate of Insurance. A certificate of the policy required to be provided by Licensee pursuant to Section 6(A) shall be delivered to Licensor within thirty (30) days after the execution of this Agreement. Said insurance policy shall be timely renewed, and upon each renewal Licensee shall deliver a renewal Certificate of Insurance to Licensor prior to the expiration date of the existing term of the said policy. Should Licensee fail to supply Licensor with such certificate or renewal certificate within the foregoing time limits, provided that Licensor has given written notice to Licensee and Licensee has failed to provide such certificate within ten (10) days after such notice, Licensor may, in Licensee's name and on Licensee's behalf, provide any such insurance as to which such certificates are not supplied and Licensor shall be reimbursed forthwith by Licensee for all sums so expended.

                             SECTION 7. TERMINATION

                  (A) Termination by Consent. This Agreement may be terminated by the mutual written consent of Licensor and Licensee.

                  (B) Automatic Termination. This Agreement shall terminate automatically in the event of (i) the termination of the Programming License Agreement pursuant to the provisions of
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Section 8(d) thereof by reason of a material breach of the Programming License
Agreement by Licensee, or (ii) any insolvency of Licensee, or upon the appointment of any receiver, administrator, liquidator, or trustee to take possession of the properties of Licensee or upon the winding-up, sale, consolidation, merger or any sequestration by governmental authority of Licensee.

                  (C) Partial Termination. In the event that (i) any of the Licensed Marks are determined to be invalid or infringing in any given country or jurisdiction within the Territory or (ii) Licensor reasonably determines that the use or continued use of any of the Licensed Marks in any given country or jurisdiction is contrary to any laws, in violation of a court order or materially detrimental to Licensor, Licensor shall have the right to terminate this Agreement as to any such Licensed Mark in such country or jurisdiction upon notice to Licensee.

                  (D) Termination for Breach. Licensor shall have the right to terminate this Agreement, upon thirty days notice to Licensee and the Tune Stockholders Group, in the event: (a) of the breach of any material provision hereof by Licensee, including but not limited to the provisions of Sections 2(A), 2(B), 2(C), 3, 4, 5, 9(I), and 9(K), which has remained uncured for thirty
(30) days following notice of such breach from Licensor, or (b) the Business is abandoned, or otherwise ceases to operate on an ongoing basis or is operated by Licensee other than under the Licensed Marks for a period of thirty (30) days; provided, however, that if any such event shall occur and remain uncured after such initial 30 day cure period, then, if at the time of such breach, Licensor owned a majority of outstanding equity ownership of Licensee and at such time the Tune Stockholder Group met the Tune Minimum Condition (as defined in the Partnership Agreement) then, Licensor shall give further written notice thereof to the Tune Stockholder Group and Licensee, and Tune shall in accordance with the provisions of the Partnership Agreement have an additional period of thirty
(30) days to effect such cure and Licensor shall not be entitled to terminate this Agreement until the conclusion of such additional 30 day cure period.

                 SECTION 8. EFFECT OF TERMINATION OR EXPIRATION

                  (A) Immediate Termination. Upon expiration or termination of this Agreement for any reason, Licensee's right to use the Licensed Marks will terminate immediately, and this Agreement shall cease except that all obligations of the parties under this Agreement which accrue or are due with respect to periods prior to, or as of, such termination or expiration, and all obligations which expressly survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

                  (B) Use of Licensed Marks. Upon expiration or termination of this Agreement for any reason, Licensee shall (i) discontinue immediately all use of the Licensed Marks, (ii) execute any documents requested by Licensor to confirm the ownership by Licensor of its right, title and interest in and to any of the Licensed Marks, (iii) cooperate with Licensor and any of its appointed agents to inform the appropriate authorities of such termination, and (iv) destroy all materials that contain, refer to or relate to the Licensed Marks, whether provided to Licensee by Licensor or created or developed by Licensee or by any third party. All rights in the Licensed Marks and the goodwill connected therewith shall remain the property of Licensor upon expiration or termination. Within forty-five (45) days of expiration or termination Licensee shall provide Licensor with a

Certificate of Destruction of all materials that contain, refer to or relate to the Licensed Marks, whether provided to Licensee by Licensor or created or developed by Licensee or by any third party.

                         SECTION 9. GENERAL PROVISIONS

                  (A) Headings. The headings of the Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

                  (B) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any of its conflicts of law provisions.

                  (C) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

                  (D) Amendments. This Agreement may be modified or amended only by a written amendment signed by each party hereto.

                  (E) Counterparts. This Agreement may be executed in one or more counterparts (and all signatures need not be on any one such counterpart), with all such counterparts together constituting one and the same instrument.

                  (F) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreement and understandings, whether written or oral, with respect to the subject matter hereof, including the letter agreement dated May 19, 1999 among Viacom International Inc., Liberty, and TCI Music.

                  (G) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  (H) Consents and Approvals; Waivers; Remedies. All consents and approvals which may be given under this Agreement shall, as a condition of their effectiveness, be in writing. The granting by a party hereto of any consent to or approval of any act requiring consent or approval under the terms of this Agreement, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any other act. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

                  (I) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party hereto except that immediately after the execution of this Agreement as part of Licensee's initial contribution to the Partnership, Licensee shall assign all of its rights and obligations hereunder to the Partnership and the Partnership shall accept and assume the same in accordance with the terms of the VLLC Contribution, Assignment and Assumption Agreement dated as of the date hereof between Licensee and the Partnership, whereupon the Partnership shall be substituted for Licensee in all respects as fully as if it had been an original party hereto. Upon such assignment and assumption, Licensee shall be released from all of its obligations hereunder. In connection with the Reorganization, the Partnership shall assign all of its rights and obligations hereunder to the corporate successor to all or substantially all of the Partnership's assets pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to Licensor and such corporate successor shall accept and assume the same. Upon such assignment and assumption, the Partnership shall be released from all of its obligations hereunder.

                  (J) Survival of Covenants. The provisions contained in this Agreement in Sections 3(F), 4, 5, 8 and 9 shall survive the termination of this Agreement.

                  (K) Confidentiality. Licensee and each of its wholly-owned subsidiaries shall, and shall use its reasonable best efforts to cause its and their respective officers, directors, employees, attorneys, accountants, and agents (collectively, "AGENTS") to, keep secret and retain in strictest confidence any and all Confidential Information, and shall not disclose such Confidential Information, and shall use its reasonable best efforts to cause its Agents not to disclose such Confidential Information, to any Person other than Licensee, its wholly-owned subsidiaries, or their respective Agents, except (i) for such disclosures as may be required by law or legal process, disclosures to Licensee's counsel, or disclosures pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of Licensee or any such wholly-owned subsidiary are listed or traded (in which event Licensee shall so notify Licensor as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information) (ii) as may be necessary to establish or enforce its rights hereunder; and (iii) with the prior written consent of Licensor. For purposes of this Section 9(K), "CONFIDENTIAL INFORMATION" shall mean (1) the terms of this Agreement and (2) all business and technical information relating to Licensor's businesses that is proprietary to Licensor or otherwise not available to the general public; provided, however, that such Confidential Information shall not include any information that (a) is or has become generally available to the public other than as a result of a disclosure by Licensee, its wholly-owned subsidiaries or its Agents, (b) has been independently developed by Licensee or a Controlled Affiliate of Licensee or (c) is, or becomes available to Licensee or a Controlled Affiliate of Licensee on a non-confidential basis from a third party having no obligation of confidentiality to a party hereto and which has not itself received such information directly or indirectly in breach of any obligation of confidentiality.

                  (L) Equitable Relief. Licensee acknowledges that the Licensed Marks are of a unique and original character giving them peculiar value, the loss of which cannot be compensated in damages in an action at law. Licensee further agrees and acknowledges that, in addition to all other rights that Licensor may have, Licensor shall be entitled as a matter of right without further notice to Licensee, to obtain injunctive and/or other equitable relief, as the law may allow, against any threatened, potential or actual breach by Licensee of any of the provisions hereof.

                  (M) Third Party Beneficiary. For so long as the Tune Stockholder Group meets the Tune Minimum Condition, TCI Music shall be a third party beneficiary of Licensor's obligations to the Partnership hereunder insofar as and only to the extent that it shall be entitled to enforce the Partnership's rights hereunder in a separate cause of action for the benefit of the Partnership. The Partnership shall indemnify and hold harmless TCI Music from and against any costs and expenses (including reasonable attorneys' fees) incurred by it in pursuing such a cause of action if such cause of action is resolved in favor of the Partnership and/or TCI Music. Except as set forth in the first sentence of this Section 10(M), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any Person other than such parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  (N) Further Assurances. Licensee shall assist and cooperate with Licensor, at Licensor's request and expense, in registering, renewing, recording or otherwise protecting the Licensed Marks, and shall execute and deliver any documents, affidavits, user information and other materials requested by Licensor to be executed and delivered by Licensee in connection therewith including, without limitation, if Licensor considers it advisable, the recording of Licensee as a licensee or registered user of any or all of the Licensed Marks in any jurisdiction with any Governmental Entity or other authority. Licensee shall execute and deliver any documents submitted to Licensee by Licensor for this purpose. Likewise, if any such recording is to be terminated or canceled, Licensee shall execute any documents, affidavits, and related materials submitted to it by Licensor for this purpose. Without limitation of the foregoing, both during the Term and after the expiration or termination of this Agreement, Licensee shall, upon Licensor's request, acknowledge in writing Licensor's prior exclusive right, title and interest in and to the Licensed Marks.

                  (O) Notices. Except as expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by facsimile copier of the sending party, as follows:

                  If to Licensor:


                           MTV Networks
                           1515 Broadway
                           New York, New York 10036
                           Fax No.: 212-258-8352
                           Attention: General Counsel

                  If to the Licensee:

                           MTVN Online Partner I L.L.C.
                           1515 Broadway
                           New York, New York 10036
                           Fax No.: 212-846-1735
                           Attention: Chief Executive Officer

or to such other address or attention of such other Person as any party shall advise the other parties in writing. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (confirmation received) unless delivered on a day which is not a Business Day or after 5:00 p.m., local time, at the place of receipt, in which case such notice shall be deemed to have been given on the next succeeding Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

                  (P) Jurisdiction; Venue.

                           (i) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court sitting in the County of New York or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating hereto.

                            (ii) Each party hereby irrevocably and
         unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any federal court sitting in the Southern District of New York, and any appellate court from any such court. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party hereby irrevocably waives the right to a jury trial in any suit, action or proceeding arising out of or related to this Agreement.

                  (Q) Force Majeure. In the event that during the Term, either party is unable to perform its obligations under this Agreement by reason of causes beyond its reasonable control including but not limited to civil or industrial disturbances, acts of God, strikes, floods, natural disasters, riots, insurrections, embargoes, blockages, restrictions or regulations or orders of any Governmental Entity, then such non-performance shall not be deemed to be a breach of this Agreement and shall be deemed excused but only for so long as the causes of such non-performance shall remain in effect; provided, however, that the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed. In the event the force majeure event(s) result in the non-performance of this Agreement for a continuous two-year period (the "Force Majeure Period"), this Agreement shall then terminate with respect to the jurisdiction(s) in the Territory affected by such force majeure event(s); provided, however, that such termination shall not become effective until Licensor has provided Licensee with ten (10) days prior written notice of such termination. Such notice may be provided to Licensee any time after the Force Majeure Period.

                  (R) Binding on Viacom. The parties acknowledge that Licensor is a division of Viacom and that, consequently, Viacom is obligated to perform the obligations to be performed by Licensor hereunder. Insofar as this Agreement refers to Licensor in the context of an operating business, it shall refer only to the operating unit or units of Viacom that on a day-to-day basis operate the business of MTV: Music Television or VH1 Music First.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, effective as of the date first set forth above.

                                 MTV NETWORKS, a division of Viacom
                                   International Inc.

                                     By: /s/ David W. Sussman
                                        ----------------------------------------
                                         Name:  David W.Sussman
                                         Title: Sr. Vice President, General
                                                Counsel and Assistant Secretary

                                 MTVN ONLINE PARTNER I LLC


                                     By: David W. Sussman
                                        ----------------------------------------
                                         Name:  David W. Sussman
                                         Title: Sr. Vice President, General
                                                Counsel and Assistant Secretary

                                   EXHIBIT A-1

                               LICENSED QWERT MARK

                                      QWERT

                                   EXHIBIT A-2

                              LICENSED HOUSE MARKS

                                       MTV

                                       VH1

                              MTV: MUSIC TELEVISION

                                 VH1 MUSIC FIRST

            VH1 MUSIC FIRST LOGO (EXCLUDING JURISDICTION OF GERMANY)





                          MTV MUSIC TELEVISION & DESIGN

                                   EXHIBIT A-3

                            ADDITIONAL LICENSED MARKS

                                   MTV ONLINE

                                   VH1 ONLINE

                                     MTV.COM

                                     VH1.COM

                               MTV ONLINE & DESIGN

                                   EXHIBIT B

                               EXCLUDED BUSINESSES

         Services provided from time to time by:

                  1. Tricast/Asia, a joint venture of MTVN or an Affiliate and Tricast (or its successor) to operate an "MTV" branded interactive consumer service based on the MTV Asia television services;

                  2. MTV Brasil, a joint venture between MTVN or an Affiliate and Abril S.A. (or its successor) to operate the MTV Brasil television service and an internet site based on such service;

                  3. MTV Russia, a channel licensee to which MTVN has granted the right to advertise and promote the MTV Russia channel via any media, including the internet;

                  4. MTV Australia, a channel licensee, until such time as it terminates its improper internet site use;

                           provided, that MTVN shall not materially expand the scope of rights granted as of the date hereof in connection with any of the foregoing.